Exhibit 3.3

PHILLIPS EDISON GROCERY CENTER REIT III, INC.

FORM OF ARTICLES OF AMENDMENT

Phillips Edison Grocery Center REIT III, Inc., a Maryland corporation, having its principal office in Baltimore, Maryland (which is hereinafter called the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The Articles of Amendment and Restatement of the Company (the “Charter”) are hereby amended to provide that the issued and outstanding shares of Common Stock of the Company are renamed as “Class A Common Stock.”

SECOND:   The foregoing amendment only changes the name of the outstanding unclassified Common Stock to the recently designated Class A Common Stock and does not change the rights or preferences of the shares of outstanding Common Stock of the Company.

THIRD: The foregoing amendment to the Charter has been approved by a majority of the entire board of directors and the amendment is limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

FOURTH:  The foregoing amendment to the Charter shall become effective upon acceptance for record by the Maryland State Department of Assessments and Taxation.

FIFTH:  The undersigned Chief Executive Officer of the Company acknowledges these Articles of Amendment to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, Phillips Edison Grocery Center REIT III, Inc. has caused these Articles to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this _____ day of ________, 2017.

WITNESS:	PHILLIPS EDISON GROCERY CENTER REIT III, INC.

By:
Devin I. Murphy, Secretary		Jeffrey S. Edison, President